UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2016

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 25, 2016, Mary J. Dent notified Green Dot Corporation (“Green Dot”) of her decision to resign from Green Dot’s Board of Directors (the “Board”) in connection with her appointment as Chief Executive Officer of Green Dot’s subsidiary bank, Green Dot Bank. Ms. Dent’s resignation became effective as of August 30, 2016. Concurrently with Ms. Dent’s resignation, effective August 30, 2016, George T. Shaheen was reappointed to the Audit Committee of the Board, where he served from May 2014 through June 2016, and the Board reduced the size of the Board from ten to nine members.
As part of the organizational change discussed above, effective August 31, 2016, Lewis B. Goodwin, President and Chief Executive Officer of Green Dot Bank, no longer serves as Chief Executive Officer of Green Dot Bank. He will continue to provide services to Green Dot Bank as its President.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: August 31, 2016